POWER OF ATTORNEY

I, the undersigned Trustee of HERITAGE CASH TRUST, hereby severally constitute and appoint each of STEPHEN G. HILL, MATHEW J. CALABRO and FRANCINE J. ROSENBERGER, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity and only for HERITAGE CASH TRUST for which I serve as Trustee, any Registration Statements on Form N-1A, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the Investment Company Ac t of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on August 14, 2007.

SIGNATURE

/s/ Richard K. Riess Richard K. Riess Chairman of the Board	/s/ Keith B. Jarrett Keith B. Jarrett Trustee
/s/ C. Andrew Graham C. Andrew Graham Trustee	/s/ William J. Meurer William J. Meurer Trustee
/s/ Lincoln Kinnicutt Lincoln Kinnicutt Trustee	/s/ Deborah L. Talbot Deborah L. Talbot Trustee
/s/ James L. Pappas James L. Pappas Trustee